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                                                                  EXHIBIT 99.1

PRESS RELEASE

STAPLES, INC. EXPANDS EUROPEAN PRESENCE WITH STRATEGIC ACQUISITION OF GUILBERT'S MAIL ORDER BUSINESS

STAPLES GAINS SIGNIFICANT PLATFORM FOR GROWTH IN EUROPE WITH A NEW LEADERSHIP POSITION IN THE WORLD'S SECOND LARGEST OFFICE SUPPLY MARKET

FRAMINGHAM, Mass.--Oct. 21, 2002--Staples, Inc. (Nasdaq:
SPLS-News) announced today the completion of its acquisition of the mail order business of Guilbert, a subsidiary of Pinault Printemps Redoute SA, and a leading direct mail office products reseller to small businesses in Europe. With this expansion, Staples is now positioned for profitable growth through both retail and delivery channels in key European markets.

"The addition of Guilbert's mail order business gives us a world-class delivery operation in Europe and creates instant momentum toward revenue growth and improved profitability in the region," said Ron Sargent, Staples' president and CEO. "Guilbert is a great complement to our European retail operation and a key part of our long-term growth strategy."

The strategic move immediately establishes Staples as a leading company in the fast-growing office supplies mail order market in France, Italy, Spain and Belgium and strengthens a growing mail order presence in the United Kingdom.

The acquisition is an important step in expanding Staples' delivery business in Europe. In addition to being a significant platform for growth, the combined company's synergistic and best practice benefits are expected to achieve a return on net assets between 12 and 15 percent within the next five years.

"Our European business is now poised to achieve new levels of performance," said Basil Anderson, Staples' vice chairman. "Guilbert's mail order business brings Staples a strong management team, led by Salvatore Perri, as well as 800,000 new and active customers."

To maximize the business opportunities and provide even greater depth to Staples' European team, Bill Swanson assumes the position of senior vice president of finance for Staples' European Mail Order Business. Swanson will report directly to Salvatore Perri, president of Staples' European Mail Order Business. Perri reports to Basil Anderson.

Swanson was most recently Staples' senior vice president and treasurer. Previously, he served in various finance positions from 1984 to 2000 at Quill Corporation, which was acquired by Staples in 1998. Swanson played an instrumental role during Staples' integration of Quill, which is a business with many similarities to the mail order business of Guilbert.

"We welcome Bill and the proven finance and business integration skills he brings to our management team," said Perri, who was the former chief executive officer of Guilbert's mail order business before assuming his new role. "He joins a team that is committed to maximizing opportunities for synergy and strengthening Staples' multi-channel position in Europe."

About Staples

Staples, Inc. is an $11 billion retailer of office supplies, business services, furniture and technology to consumers and businesses from home-based businesses to Fortune 500 companies in the United States, Canada, the United Kingdom, France, Italy, Spain, Belgium, Germany, the Netherlands and Portugal. Headquartered outside Boston, Staples invented the office superstore concept and today is the largest operator of office superstores in the world. The company has approximately 55,000 associates serving customers through more than 1,400 office superstores, mail order catalogs, e-commerce and a contract business. More information about the company is available at http://www.staples.com.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: Staples' market is highly competitive and Staples may not continue to compete successfully; Staples may be unable to continue to successfully open new stores; Staples' new Dover format store may not be successful; Staples' quarterly operating results are subject to significant fluctuation impacted by the extent to which sales in new stores result in the loss of sales in existing stores, the mix of products sold, pricing actions of competitors, the level of advertising and promotional expenses and seasonality; Staples' operating results may be impacted by changes and uncertainty in the economy; Staples' stock price may fluctuate based on market expectations; Staples' growth may continue to strain operations; Staples' European operations may not become profitable; Staples' International operations expose Staples to the unique risks inherent in foreign operations; Staples may be unable to obtain adequate future financing; and those factors discussed in Staples' Form 10-Q for the quarter ending August 3, 2002, which is on file with the Securities and Exchange Commission. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

CONTACT:

Staples, Inc. (MEDIA CONTACT)
Paul Capelli, 508/253-8530
Vice President, Public Relations
or
Staples, Inc. (INVESTOR CONTACT)
Laurel Lefebvre, 508/253-4080
Director, Investor Relations